UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2015

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2015, we entered into a Second Amended and Restated Agreement with Paltar Petroleum (the “Agreement”), replacing in its entirety the Amended and Restated Agreement dated November 27, 2014.

The Agreement provides that on June 26, 2015 (the “Earn-In Closing Date”) and under seven separate Earning Agreements (the “Earning Agreements”), Paltar will farm out three specific graticular blocks in each of the six petroleum exploration permits identified in the Agreement and will cause Officer Petroleum Pty Ltd. (“Officer”), a wholly-owned subsidiary of Paltar, to farm out forty blocks in Exploration Permit 468 (“EP 468”) in exchange for our company’s (i) issuance of an aggregate 600 million shares of common stock (the “Nation Shares”) to Paltar, with an agreed value of US$.0333 per share, on the second business day following a meeting of our shareholders (the “Shareholder Meeting”) to amend and restate our company’s Articles of Incorporation to increase its authorized share capital from 100,000,000 to 5,000,000,000 common shares, and (ii) payment to Paltar of an aggregate AUD$5,315,000 by December 31, 2015.  The Agreement further provides that each Earning Agreement will require that Nation Australia, an Australian company to be incorporated and wholly-owned by Nation, perform all necessary work and make all necessary expenditures to keep each concerned exploration permit in full force and effect until production licenses have been granted covering the three blocks identified in that permit, although Nation Australia may voluntarily terminate the Earning Agreement and surrender any further earning rights after the end of three permit years.  The Agreement further provides that upon issuance of a production license covering one of the blocks, Paltar (or, if applicable, Officer) will assign its interest in such license, insofar as it covers the block, to Nation Australia.

Pursuant to the Agreement, Paltar and Mr. Hislop, our company’s major shareholder and sole director and officer, agreed to use commercially reasonable efforts to enter into a shareholder agreement which will include a covenant that Paltar and Mr. Hislop will each vote their common shares of our company to increase the number of our directors to five and, for five years after the Nation Shares are issued to Paltar, to elect Mr. Hislop (or his nominee), Darrel Causbrook, David Siegel, and Marc Bruner, Paltar’s director, officer and major shareholder (or such other nominees as Paltar may nominate from time-to-time), and one other person as members of our board of directors, although there may be as many other directors of our company as its shareholders may determine.

Pursuant to the Agreement, Paltar has also agreed to a lockup of Nation Shares such that none may be sold for three years after issuance, except as may be otherwise permitted by resolution of our board of directors (from which vote Paltar’s nominees to our board of directors will abstain).  The Agreement provides that any shares that may be transferred by Paltar by way of dividend or otherwise to a party where Marc Bruner is the beneficial owner will be locked up for an additional 2 years (for a total of 5 years).

The Agreement also provides that on the Earn-In Closing Date, Paltar will grant to Nation Australia an indivisible option, exercisable in the sole discretion of Nation Australia at any time before July 31, 2018, so long as Nation Australia has performed its material obligations under all Earning Agreements at the date of exercise, to purchase (i) all of Paltar’s interest in the oil and gas exploration permits to be farmed out under the Agreement, the outstanding shares of Officer, and various applications for exploration permits listed in the Agreement (including the right to exploration permits when applications for such permits are granted) and (ii) all of the outstanding securities of Officer for an aggregate cash purchase price of AUD$10,000,000.

The Agreement also provides that on the date that certain requirements relating to the Foreign Acquisitions and Takeovers Act 1975 (Cth) are satisfied, Mr. Hislop will lend to Paltar AUD$325,000 (the “Officer Loan”), which Paltar will contribute, in its entirety, to the capital of Officer.  Paltar, as the sole owner of Officer, will cause Officer promptly to apply the proceeds of the Officer Loan to the satisfaction of rental and other obligations due under EP 468.  The Agreement provides that the Officer Loan will be evidenced by a single promissory note in the principal amount of AUD$325,000, which will provide simple interest at a rate of 15% per annum and for repayment in one balloon payment of principal and interest on the first anniversary of the Earn-In Closing Date.  The Agreement provides that the Officer Loan (and the Payoff Loan, as defined below) will be secured by a first ranking charge or mortgage over either or both of Paltar’s shares in Officer and Officer’s title to EP 468, at Mr. Hislop’s option.

The Agreement also provides that on the Earn-In Closing Date, Paltar will issue, and Mr. Hislop will accept, 20 million Paltar common shares in full satisfaction of the principal amount of AUD$1,100,658.63 of the loans made by Mr. Hislop to Paltar.  The Agreement provides that accrued interest under these loans will be satisfied by including the accrued interest amounts in the principal amount of the new loan (“Payoff Loan”), described below.

The Agreement also provides that Mr. Hislop is lending or has lent Paltar amounts equivalent to AUD$577,650.  The Agreement provides that the Payoff Loan will be evidenced by a single promissory note in the principal amount of AUD$577,650, which will provide simple interest at a rate of 15% per annum and repayment in one balloon payment of principal and interest on the first anniversary of the Earn-In Closing Date.

Pursuant to the Agreement, Nation covenanted to Paltar that Nation will promptly call and hold the Shareholder Meeting, at which our board of directors will ask our shareholders to approve a resolution to amend and restate our Articles of Incorporation to effect an increase in Nation’s authorized share capital from 100,000,000 common shares to 5,000,000,000 common shares.  The Agreement also provides that effective immediately following the increase in its authorized capital, our company intends to and will settle approximately US$1,340,000 in debt held by Mr. Hislop for common shares issued at US$0.01 per share.

Pursuant to the Agreement, Paltar covenanted to Nation that within 60 days after receiving the Nation Shares, Paltar will cause Nation to file (and thereafter diligently pursue until effective) a registration statement with the Securities and Exchange Commission (the “SEC”) seeking registration under the Securities Act of 1933 of as many of the approximately 145 million shares anticipated then to be beneficially owned by Mr. Hislop as may be permitted by the SEC.

Item 9.01.  Financial Statements and Exhibits.

10.1	Second Amended and Restated Agreement with Paltar Petroleum Limited dated June 13, 2015.

99.1	News release dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

“/s/ John R. Hislop”

By:

John R Hislop
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director
Date:  June 18, 2015